Exhibit 10.9

FIFTH AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This Fifth Amendment to Revolving Credit and Security Agreement (this “Amendment”) is made as of this 26th day of June, 2015, by and among TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions (“IBEX”, together with any Person joined to the Loan Agreement as a borrower, collectively the “Borrowers”), the financial institutions which are now or which hereafter become party to the Loan Agreement as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A.           On November 8, 2013, Borrowers, Lenders and PNC as a Lender and as Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.            Borrowers have requested that Agent and Lenders modify certain definitions, terms and conditions in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1               Amendments to Loan Agreement. On the Effective Date:

(a)           New Definitions. The following defined terms shall be added to Section 1.2 of the Loan Agreement in the proper alphabetical order:

“Equipment Borrowing Period” shall have the meaning set forth in Section 2.3(b) hereof.

“Equipment Loan Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), which obligation is subject to all the terms and conditions of this Agreement and the Other Documents, to make Equipment Loans in an aggregate principal amount not to exceed the Equipment Loan Commitment Amount (if any) of such Lender.

“Equipment Loan Commitment Amount” shall mean, as to any Lender, the equipment loan commitment amount (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the equipment loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Equipment Loan Commitment Percentage” shall mean, as to any Lender, the Equipment Loan Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Equipment Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Equipment Loans” shall have the meaning set forth in Section 2.3(a) hereof.

“Equipment Loan Rate” shall mean (a) with respect to Equipment Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Equipment Loans that are LIBOR Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate.

“Equipment Note” shall mean, collectively, the promissory notes referred to in Section 2.3(b) hereof.

“Fifth Amendment Date” shall mean June 26, 2015.

“Maximum Equipment Loan Amount” shall mean $10,000,000 less repayments of the Equipment Loans.

“Springing Covenant Event” shall mean, the occurrence of (i) Borrowers’ Average Undrawn Availability being less than twelve and one half of one percent (12.5%) of the Maximum Revolving Advance Amount or (ii) Borrowers’ Average Undrawn Availability being less than $5,000,000, in each case at any time.

“Springing Dominion Event” shall mean, the occurrence of (i) Borrowers’ Undrawn Availability being less than twelve and one half of one percent (12.5%) of the Maximum Revolving Advance Amount or (ii) Borrowers’ Undrawn Availability being less than $5,000,000, in each case at any time.

“Springing Termination Event (Cash Dominion)” shall mean the occurrence of (i) Borrowers’ Undrawn Availability being equal to or greater than twelve and one half of one percent (12.5%) of the Maximum Revolving Advance Amount or (ii) Borrowers’ Undrawn Availability being equal to or greater than $5,000,000, in each case for thirty (30) consecutive days.

“Springing Termination Event (Covenants)” shall mean, the occurrence of (i) Borrowers’ Average Undrawn Availability being equal to or greater than twelve and one half of one percent (12.5%) of the Maximum Revolving Advance Amount or (ii) Borrowers’ Average Undrawn Availability being equal to or greater than $5,000,000, in each case for thirty (30) consecutive days.

(b)           Definitions. The following defined terms contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Advances” shall mean and include the Revolving Advances, Equipment Loans, Letters of Credit, and the Swing Loans.

“Applicable Margin” shall mean (a) an amount equal to negative one half of one percent (-0.50%) for (i) Revolving Advances consisting of Domestic Rate Loans, and (ii) Swing Loans, (b) an amount equal to one and three quarters of one percent (1.75%) for Revolving Advances consisting of LIBOR Rate Loans, (c) an amount equal to one half of one percent (0.50%) for Equipment Loans consisting of Domestic Rate Loans, and (d) an amount equal to three and one quarter of one percent (3.25%) for Equipment Loans consisting of LIBOR Rate Loans.

“Capital Expenditures Indebtedness” shall mean an amount not to exceed (i) $10,000,000 during Borrowers’ 2015 fiscal year to finance Capital Expenditures, (ii) $10,000,000 during Borrowers’ 2016 fiscal year to finance Capital Expenditures, and (iii) $5,000,000 during each fiscal year of Borrowers thereafter to finance Capital Expenditures.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Equipment Loans plus (c) payments for all fees, commissions and charges set forth herein, plus (d) payments on Capitalized Lease Obligations, plus (e) payments with respect to any other Indebtedness for borrowed money.

“Eligible Receivables” shall mean and include, each Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a)         it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)         it is due or unpaid more than ninety (90) days after the original invoice date or sixty (60) days after the original due date;

(c)         twenty-five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables under subclause (b) hereof;

(d)         any material covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)         an Insolvency Event shall have occurred with respect to such Customer;

(f)          the sale is to a Customer, which Customer is outside the continental United States of America or a province of Canada that has not adopted the Personal Property Security Act of Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion or such Receivable constitutes an Eligible Insured Foreign Receivable;

(g)         the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)         the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(i)          the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(j)          with respect to any Receivable due from any Customer other than (i) AT&T, (ii) Apple, (iii) DirecTV or (iv) Frontier, such Receivable, together with all other Receivables due from such Customer, exceeds 25% of all outstanding Receivables, unless such Receivable has been approved by Agent (which approval shall not be unreasonably withheld);

(k)         the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), or the Receivable is contingent in any respect or for any reason;

(l)          the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(m)        any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(n)         (1) such Receivable is not payable to a Borrower or (2) such Receivable is sold pursuant to the Factoring Agreement and the proceeds thereof are remitted to a Depository Account;

(o)         such Receivable does not arise out of a contract between a Borrower and a Customer, or a contract under which such Borrower has rights as an assignee, unless such Receivable shall be permitted by Agent; or

(p)         such Receivable is not otherwise satisfactory to Agent as determined in the exercise of its Permitted Discretion.

“Maximum Loan Amount” shall mean $50,000,000.

“Maximum Revolving Advance Amount” shall mean $40,000,000 plus any increases in accordance with Section 2.24.

“Note” shall mean collectively, the Revolving Credit Note, the Equipment Note, and the Swing Loan Note.

“Permitted Holdings Distributions” shall mean a distribution to Holdings from time to time of an amount not to exceed in the aggregate (1) funds in an amount equal to $ 6,500,000 provided to a Borrower by Holdings on or prior to the Closing Date, and (2) funds provided after the Closing Date to a Borrower by Holdings as working capital or as a capital contribution and not on account of any services provided by any Borrower, upon satisfaction of the following conditions: (a) Borrowers shall have complied with the covenant in Section 6.15(c) and (b) both before and after giving pro-forma effect to any such distribution (i) no Default or Event of Default shall exist or will exist and (ii) no Springing Covenant Event shall have occurred or would exist. For purposes of calculating the amount that may be distributed at any time hereunder, all distributions will be deemed distributed on account of the amounts permitted under subsection (1) above until such time that the full amount of the funds provided to Borrowers by Holdings prior to the Closing Date has been returned and thereafter such amounts shall be deemed distributed on account of subsection (2) above.

“Permitted Royalty Payments” shall mean the payment of Royalty Payments by a Borrower on a quarterly basis upon satisfaction of the following conditions: (a) both before and after giving pro-forma effect to any such payments (i) no Default or Event of Default shall exist and (ii) no Springing Covenant Event shall exist; and (b) the aggregate amount of such payments shall not to exceed four percent (4%) of the Borrowers’ gross revenue (determined in accordance with GAAP) for any fiscal period.

“Revolving Advances” shall mean Advances other than Letters of Credit, Equipment Loans, and the Swing Loans.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the sum of all cash in Depository Accounts plus the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than the Equipment Loans) plus (ii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

(c)           Revolving Advances. Section 2.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

2.1           Revolving Advances.

(a)           Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Sections 2.1(b) and 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)          up to 90% (the “Receivables Advance Rate”) of Eligible Receivables, plus

(ii)         up to 90% (the “Unbilled Receivables Advance Rate” and, together with the Receivables Advance Rate, collectively the “Advance Rates”) of Eligible Unbilled Receivables, minus

(iii)        the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv)        such reserves as Agent may in its Permitted Discretion deem necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and 2.1(a)(y)(ii) minus (y) the sum of Sections 2.1(a)(y)(iii) and 2.1(a)(y)(iv) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.

(b)           Sublimit for Revolving Advances. The aggregate amount of Revolving Advances made to Borrowers against Eligible Pre-Approved Foreign Receivable or Receivables shall not exceed in the aggregate, at any time outstanding, ten percent (10%) of the Formula Amount.

(c)           Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time upon five days notice to Borrowing Agent in the exercise of its Permitted Discretion based on the results of field examinations, audits or other collateral evaluations conducted from time to time. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

(d)           Procedures for Requesting Revolving Advances. Section 2.2(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

(a)           Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Subject to the satisfaction of the conditions set forth in Section 8.3 hereof, in the event any Borrower desires an Equipment Loan, Borrowing Agent shall give Agent at least three (3) Business Days’ prior written notice. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(e)           Equipment Loans. Section 2.3 of the Loan Agreement shall be amended and restated in its entirety as follows:

2.3           Equipment Loans.

(a)           Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make available Advances to one or more Borrowers (each, an “Equipment Loan” and collectively, the “Equipment Loans”) in an amount equal to such Lender’s Equipment Loan Commitment Percentage of the applicable Equipment Loan, to finance each applicable Borrower’s purchase of Equipment consisting of computer hardware and software for use in each such Borrower’s business; provided that the Equipment to be purchased shall be reasonably acceptable to Agent. All such Equipment Loans shall be in such amounts as are requested by Borrowing Agent, in an amount up to, at Agent’s sole discretion, 90% of the net invoice cost (excluding taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs) of the Equipment then to be purchased by Borrowers and the total amount of all Equipment Loans advanced hereunder shall not exceed, in the aggregate, the Maximum Equipment Loan Amount. Once repaid Equipment Loans may not be reborrowed.

(b)           Advances constituting Equipment Loans shall be made available to Borrowers commencing on the Fifth Amendment Date through and including May 1, 2019, and shall be available during the following borrowing periods: (i) from the Fifth Amendment Date through and including December 31, 2015, (ii) from January 1, 2016 through and including June 30, 2016, (iii) from July 1, 2016 through and including December 31, 2016, (iv) from January 1 through and including June 30 of each year thereafter, and (v) from July 1 through and including December 31 of each year thereafter (each, an “Equipment Borrowing Period”) . At the end of each Equipment Borrowing Period, Agent shall calculate the aggregate principal balance of all then outstanding Equipment Loans, which amount shall be repayable in equal and consecutive monthly installments based upon a thirty six (36) month amortization schedule, each of which installments shall be due and payable on the first day of the next month after the end of the Equipment Borrowing Period, and the remaining installments of which shall be due and payable on the first day of each month thereafter, with the entire principal balance, along with all accrued and unpaid interest, fees, costs and expenses related thereto, payable on the last day of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Equipment Loans shall be evidenced by one or more secured promissory notes (collectively, the “Equipment Note”) in substantially the form attached hereto as Exhibit 2.3. The Equipment Loans may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request. In the event that Borrowers desire to obtain or extend a LIBOR Rate Loan or to convert a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (g) shall apply.

(f)            Making and Settlement of Advances. Section 2.6(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

(a)           Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone. Each borrowing of Equipment Loans shall be advanced according to the applicable Equipment Loan Commitment Percentages of Lenders holding the Equipment Loan Commitments.

(g)           Manner and Repayment of Advances. Section 2.8(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

(a)           The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Equipment Loans shall be due and payable as provided in Section 2.3 hereof and in the Equipment Note, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied (x) first, to the outstanding principal installments of the Equipment Loans in the inverse order of the maturities thereof, and (y) second, to the remaining Advances (subject to any contrary provisions of Section 2.22) pro rata according to the applicable Revolving Commitment Percentages of Lenders in such order as Agent may determine.

(h)           Mandatory Prepayments. Sections 2.20(a) and 2.20(b) of the Loan Agreement shall be amended and restated in their entirety as follows:

(a)           Subject to Section 7.1 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable direct costs of such sales or other dispositions), such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the outstanding Advances (x) first, to the outstanding principal installments of the Equipment Loans in the inverse order of the maturities thereof, and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b), provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(b)           In the event of (x) any issuance or other incurrence of Indebtedness (other than Indebtedness described in the definition of Permitted Indebtedness) by Borrowers, (y) the issuance of any Equity Interests by any Borrower, or (z) the receipt by any Borrower of the proceeds of any grant, Borrowers shall, no later than three (3) Business Days after the receipt by Borrowers of (i) the cash proceeds from any such issuance or incurrence of Indebtedness, (ii) the net cash proceeds of any issuance of Equity Interests, or (iii) the cash proceeds of any such grants, as applicable, repay the Advances in an amount equal to (x) one hundred percent (100%) of such cash proceeds in the case of such incurrence or issuance of Indebtedness, (y) one hundred percent (100%) of such net cash proceeds in the case of an issuance of Equity Interests, and (z) one hundred percent (100%) of such cash proceeds in the case of receipt of proceeds of grants. Such repayments will be applied in the same manner as set forth in Section 2.20(a) hereof. The foregoing requirements regarding proceeds of grants shall not apply to the extent that they would require Borrowers to violate the terms of any grant agreement restricting the use of proceeds of such grant.

(i)            Increase in Maximum Revolving Advance Amount. Article II of the Loan Agreement shall be amended by adding the following Section 2.24 to the end of such Article:

2.24         Increase in Maximum Revolving Advance Amount.

(a)           Borrowers may, at any time and from time to time, request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder, subject to the following terms and conditions:

(i)          No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;

(ii)         Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by Borrowers;

(iii)        There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;

(iv)       After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $50,000,000;

(v)        Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than one (1) times during any fiscal year, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $5,000,000;

(vi)       Borrowers shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by such Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(vii)      Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Commitment Amount;

(viii)     Any New Lender shall be subject to the approval of Agent and Issuer;

(ix)        Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least five (5) days before the effective date of such increase; and

(x)         Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.24 pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth in such lender joinder.

(b)           On the effective date of such increase, (i) Borrowers shall repay all Revolving Advances then outstanding, subject to Borrowers’ obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the Borrowing Agent may request new Revolving Advances on such date and (ii) the Revolving Commitment Percentages of Lenders holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders. Each Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.

(c)           On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

(d)           On the effective date of such increase, Borrowers shall pay all reasonable cost and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).

(j)            Interest. Section 3.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

3.1           Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period, provided further that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans, and (iii) with respect to Equipment Loans, the applicable Equipment Loan Rate (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), (i) the Obligations other than LIBOR Rate Loans shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus two percent (2%) per annum and (ii) LIBOR Rate Loans shall bear interest at the Revolving Interest Rate for LIBOR Rate Loans plus two percent (2%) per annum (as applicable, the “Default Rate”).

(k)           Collateral Monitoring Fee. Section 3.4(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

(q)           Borrowers shall pay Agent a collateral monitoring fee equal to $1,000 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(l)            Receivables; Deposit Accounts and Securities Accounts. Section 4.8(h) of the Loan Agreement shall be amended and restated in its entirety as follows:

(h)           All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such accounts and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent; provided, however, that Borrowers shall not be required to give “control” to Agent with respect to any Excluded Accounts. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Upon the occurrence and during the continuance of any Springing Dominion Event, through and including the occurrence of any Springing Termination Event (Cash Dominion), Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances.

(m)          Fixed Charge Coverage Ratio. Section 6.5 of the Loan Agreement shall be amended and restated in its entirety as follows:

6.5           Fixed Charge Coverage Ratio. Upon the occurrence of any Springing Covenant Event and until the occurrence of a Springing Termination Event, cause to be maintained as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00, measured on a rolling four (4) quarter basis. For the avoidance of doubt, upon the occurrence of a Springing Covenant Event, the Fixed Charge Coverage Ratio shall be tested for the immediately preceding fiscal quarter.

(n)           Capital Expenditures. Section 7.6 of the Loan Agreement shall be amended and restated in its entirety as follows:

7.6           Capital Expenditures. Upon the occurrence of any Springing Covenant Event in any fiscal year, contract for, purchase or make any expenditure or commitments for Capital Expenditures (i) for the fiscal years ending June 30, 2015 and June 30, 2016, to the extent such Springing Covenant Event occurred in such fiscal year, in an aggregate amount for all Borrowers in excess of $10,000,000 (including the aggregate amount of Capital Expenditures Indebtedness), or (ii) in any fiscal year thereafter, with respect to the fiscal year in which the Springing Covenant Event occurred, in an aggregate amount for all Borrowers in excess of $5,000,000 (including the aggregate amount of Capital Expenditures Indebtedness).

(o)           Affiliate Payables. Section 7.21 of the Loan Agreement shall be amended and restated in its entirety as follows:

7.21         Affiliate Payables. Permit (a) the terms of any accounts payable due to any Affiliate or Subsidiary of any Borrower to be modified in any manner that is adverse to any Borrower, or (b) upon the occurrence of any Springing Covenant Event, the amount of outstanding Receivables owing to the Borrowers from their Affiliates and Subsidiaries to exceed $2,500,000 in the aggregate at any time.

(p)           Conditions to Each Equipment Loan. Article 8 of the Loan Agreement shall be amended by adding the following Section 8.3 to the end of such Article:

8.3          Conditions to Each Equipment Loan. The agreement of Lenders to make any Equipment Loan is subject to satisfaction of the following conditions precedent: (a) receipt by Agent of (i) a copy of the invoice relating to the Equipment being purchased, (ii) evidence that the requested Equipment Loan does not exceed the net invoice cost of such Equipment being purchased by such Borrower (which shall be exclusive of shipping, delivery, handling, taxes, overhead, installation and all other “soft” costs), and (iii) such other documentation and evidence that Agent may reasonably request; and (b) after giving effect thereto, the aggregate amount of all Equipment Loans advanced hereunder shall not exceed the Maximum Equipment Loan Amount.

(q)           Schedules. Section 9.2 of the Loan Agreement shall be amended and restated in its entirety as follows:

9.2          Schedules. Deliver to Agent (i) on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules, and (c) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), and (ii) twice each week (a) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated on a rolling basis as of the reporting date provided and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), and (b) an associated sales report for the applicable reporting period. In addition, each Borrower will deliver to Agent, upon Agent’s request, at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; (iv) pipeline report and a report of affiliate balances; and (v) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

(r)          Term. Section 13.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

13.1        Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 1, 2020 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon sixty (60) days prior written notice to Agent upon payment in full of the Obligations. In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof) and this Agreement is terminated prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrowers shall concurrently pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) one half of one percent (0.50%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Fifth Amendment Date to and including May 1, 2017, and (y) zero percent (0.00%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the date immediately following such date; provided, however, that if the Obligations are prepaid in full in connection with a refinancing provided by a division of PNC, no early termination fee shall be due upon the Early Termination Date.

(s)           Successors and Assigns. Sections 16.3(c) and 16.3(d) of the Loan Agreement shall be amended and restated in their entirety as follows:

(c)           Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Equipment Loans under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording , provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to each of the Revolving Advances under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)           Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Equipment Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

Section 2               Exhibit 2.3. Upon the effectiveness of this Amendment, the attached Exhibit 2.3 shall be added to the Loan Agreement as an Exhibit.

Section 3               Representations, Warranties and Covenants of Borrowers

Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)           such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the Other Documents (as described and defined in the Loan Agreement) and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)           from and after the Effective Date, such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) (including without limitation, all covenants to pay fees, costs and expenses contained therein), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders (other than contingent indemnification obligations which survive termination of the Loan Agreement);

(c)           no Default or Event of Default has occurred and is continuing under the Loan Agreement or the Other Documents (as described and defined in the Loan Agreement);

(d)           such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment and the Notes (as defined below), that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment and the Notes on its behalf was similarly authorized and empowered, and that this Amendment and the Notes does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)           this Amendment, the Notes, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 4               Conditions Precedent/Effectiveness Conditions

This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”):

(a)           Agent shall have received this Amendment fully executed by the Borrowers;

(b)           Agent shall have received an equipment loan note in the amount of $10,000,000 executed by Borrowers in favor of PNC (the “Equipment Note”);

(c)           Agent shall have received an amended and restated revolving credit note in the amount of $40,000,000 executed by Borrowers in favor of PNC (the “A&R Note” and together with the Equipment Note, the “Notes”);

(d)           Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Amendment and the Notes, certified by the Secretary of such Borrower, together with a certification as to the incumbency signatures of each person signing such documents on behalf of Borrowers;

(e)           Agent shall have received the results of updated UCC, tax lien, and judgment searches against each of the Borrowers;

(f)            Agent shall have received a non-refundable amendment fee in the amount of $50,000 which shall be fully earned as of the date of this Amendment; and

(g)           No Default or Event of Default shall have occurred and be continuing under the Loan Agreement.

Section 5               Further Assurances

Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 6               Payment of Expenses

Borrowers shall pay or reimburse Agent and Lenders for their reasonable fees of external counsel and other expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 7               Reaffirmation of Loan Agreement

Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 8               Miscellaneous

(a)           Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)           Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)           Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)           Governing Law. The terms and conditions of this Amendment shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York without regard to any conflicts of laws principles.

(e)           Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions

By:	/s/ Robert T. Dechant
	Name	Robert T. Dechant
	Title:	Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION
As Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Jacqueline MacKenzie, Vice President

Revolving Commitment Percentage: 100%
Equipment Loan Commitment Percentage: 100%
Revolving Commitment Amount $40,000,000
Equipment Loan Commitment Amount: $10,000,000

[SIGNATURE PAGE TO FIFTH AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions

By:	/s/ Robert T. Dechant
	Name	Robert T. Dechant
	Title:	Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION
As Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Jacqueline MacKenzie, Vice President

Revolving Commitment Percentage: 100%
Equipment Loan Commitment Percentage: 100%
Revolving Commitment Amount $40,000,000
Equipment Loan Commitment Amount: $10,000,000

[SIGNATURE PAGE TO FIFTH AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]

EXHIBIT 2.3

FORM OF EQUIPMENT NOTE

$10,000,000	June 26, 2015

FOR VALUE RECEIVED, TRG CUSTOMER SOLUTIONS, INC., a Delaware corporation doing business as IBEX Global Solutions (“Borrower”) hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Holder”), at the Payment Office: (i) at the end of the Term or (ii) earlier as provided in the Credit Agreement, the principal sum of TEN MILLION DOLLARS ($10,000,000) or such lesser sum which then represents the Holder’s Equipment Loan Commitment Percentage of the aggregate unpaid principal amount of all Equipment Loans outstanding under the Credit Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time, at the rate or rates from time to time in effect under the Credit Agreement.

THIS EQUIPMENT NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement, dated as of November 8, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the various financial institutions named therein or which hereafter become party thereto as lenders (the “Lenders”), and PNC Bank, National Association, in its capacity as agent for the Lenders (in such capacity, “Agent”) and in its capacity as a Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Credit Agreement.

This Equipment Note is one of the Notes referred to in the Credit Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS NOTE SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first written above intending to be legally bound hereby.

TRG CUSTOMER SOLUTIONS, INC.

By:
Name:
Title:

 [SIGNATURE PAGE TO EQUIPMENT NOTE]